EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Onfolio Holdings Inc.

We hereby consent to the incorporation by reference in the registration statement of Onfolio Holdings Inc. on Form S-8 (No. 333-276735) of our report dated April 15, 2025, relating to the financial statements of Onfolio Holdings Inc.

/s/ Astra Audit & Advisory, LLC

Astra Audit & Advisory, LLC

Tampa, FL

April 15, 2025